AGREEMENT dated as of the 31st of January, 2000 between Milestone
Scientific, Inc. ("Milestone") and the undersigned holders of Milestone's outstanding 3% Convertible Notes.

      1. Milestone hereby agrees to allow each of the undersigned holders of its 3% Convertible Notes to convert such Notes at $1.25 per share, i.e. one half of the present conversion price, and each of the undersigned agrees to submit his Notes to Milestone for conversion at that price not later than February 29, 2000.

      2. Each of the undersigned acknowledges that one half of the shares to be issued on conversion of the Notes have not been registered under the Securities Act of 1933, as amended, are being acquired for investment without a view to distribution and will bear a suitable legend to such effect. Milestone hereby agrees that the Shares issued on conversion of the Notes which are not presently covered by a Registration Statement shall be deemed to be included within the definition of "Registerable Securities" set forth in that certain Registration Rights Agreement between Milestone and the undersigned and shall enjoy all of the registration rights and other benefits provided for in such Registration Rights Agreement.

            IN WITNESS WHEREOF the parties have executed this document as of the day and year first above written.


                                       MILESTONE SCIENTIFIC INC.


                                       By: _____________________________________
                                              Leonard Osser, Chairman and
                                              Chief Executive Officer

     Name                                           Face Amount of 3%   No. of
                                                    Shares Convertible Notes
                                                    to be Converted
                                                       $

     ____________________________________